Exhibit 99.1

FTAC OLYMPUS ACQUISITION CORP.

PRO FORMA BALANCE SHEET

	August 28,	Pro Forma
	2020	Adjustments		As Adjusted
		(unaudited)		(unaudited)
ASSETS
Current Assets:
Cash	$6,059,514	$—		$6,059,514
Prepaid expenses	26,800	—		26,800
Total Current Assets	6,086,314	—		6,086,314

Cash held in Trust Account	750,000,000	4,743,760	(a)	754,743,760
TOTAL ASSETS	$756,086,314	$4,743,760		$760,830,074

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accrued offering costs	$33,556	$—		$33,556
Promissory note – related party	5,000	—		5,000
Total Current Liabilities	38,556	—		38,556

Deferred underwriting fee payable	30,000,000	284,626	(b)	30,284,626
Total Liabilities	30,038,556	284,626		30,323,182

Commitments and Contingencies

Class A ordinary shares subject to possible redemption, 72,104,775 and 72,550,689 shares, respectively, at $10.00 per share	721,047,750	4,459,140	(d)	725,506,890

Shareholders’ Equity:
Preference shares, $0.0001 par value; 5,000,000 authorized; none issued and outstanding	—	—		—

Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 5,065,225 and 5,093,687 shares, respectively, issued and outstanding (excluding 72,104,775 and 72,550,689 shares, respectively, subject to possible redemption)	507	47	(a)	509
		(45	)(d)

Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 22,105,000 and 19,411,094 shares, respectively, issued and outstanding	2,211	(270	)(c)	1,941

Additional paid-in capital	5,002,305	4,743,713	(a)	5,002,567
		(284,626	)(b)
		270	(c)
		(4,459,095	)(d)

Accumulated deficit	(5,015)	—		(5,015)
Total Shareholders’ Equity	5,000,008	(6)		5,000,002
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$756,086,314	$4,743,760		$760,830,074

See accompanying note to the pro forma balance sheet.

FTAC OLYMPUS ACQUISITION CORP.

NOTE TO PRO FORMA BALANCE SHEET

(unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of FTAC Olympus Acquisition Corp. (the “Company”) as of August 28, 2020, adjusted for the partial closing of the underwriters’ over-allotment option and related transactions which occurred on September 23, 2020, as described below. The underwriters have notified the Company that they will not be exercising the remaining over-allotment units, as such a portion of the Founder Shares (as defined below) have been forfeited.

On September 23, 2020, the Company consummated the closing of the sale of 474,376 additional units (the “Units”) at a price of $10.00 per Unit upon receiving notice of the underwriters’ election to partially exercise their over-allotment option, generating additional gross proceeds of $4,743,760 to the Company. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. Transaction costs amounted to $284,626, consisting of underwriting fees, which have been deferred until the completion of the Company’s initial business combination. As a result of the underwriters’ election to partially exercise their over-allotment option, 2,693,906 Class B ordinary shares issued to the Sponsor (the “Founder Shares”) were forfeited and 118,594 Founder Shares are no longer subject to forfeiture, resulting in an aggregate of 19,411,094 Founder Shares issued and outstanding. Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

	Pro forma entries:	Debit	Credit
a.	Cash held in Trust Account	4,743,760
	Class A ordinary shares		47
	Additional paid-in capital		4,743,713
	To record sale of 474,376 Units pursuant to over-allotment option at $10.00 per Unit.

b.	Additional paid-in capital	284,626
	Deferred underwriting fees		284,626
	To record the liability for deferred underwriting fees on over-allotment option.

c.	Class B ordinary shares	270
	Additional paid-in capital		270
	To record forfeiture of 2,693,906 Founder Shares.

d.	Class A ordinary shares	45
	Additional paid-in capital	4,459,095
	Ordinary shares subject to redemption		4,459,140
	To reclassify ordinary shares out of permanent equity into mezzanine redeemable shares.